SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               EXHIBITS FILED WITH

                       POST-EFFECTIVE AMENDMENT NO. 28 TO
                            REGISTRATION STATEMENT ON

                                    FORM N-1A
                  TEMPLETON GLOBAL SMALLER COMPANIES FUND, INC.






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                                  EXHIBIT LIST

          EXHIBIT NUMBER                 NAME OF EXHIBIT

                  1(B)              Article Supplementary

                 27                 Financial Data Schedule



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                  TEMPLETON GLOBAL SMALLER COMPANIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

                  TEMPLETON GLOBAL SMALLER COMPANIES FUND, INC., a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act") and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on October 19, 1996, adopted a resolution to classify two hundred million (200,000,000) shares of Common Stock previously classified as "Templeton Global Smaller Companies Fund, Inc. Class II" shares of Common Stock as "Templeton Global Smaller Companies Fund, Inc. Advisor Class" shares of Common Stock.

                  SECOND: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had authority to issue one billion five hundred million (1,500,000,000) shares of Common Stock, par value $0.01 per share, and having an aggregate par value of one million five hundred thousand dollars ($1,500,000), of which the Board of Directors had classified 750,000,000 shares as Templeton Global Smaller Companies Fund, Inc. Class I shares of Common Stock and classified 750,000,000 shares as Templeton Global Smaller Companies Fund, Inc. Class II shares of Common Stock. As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of 1,500,000,000 Common shares of the par value of $0.01 per share and having an aggregate par value of $1,500,000, of which the Board of Directors has classified 750,000,000 shares as Templeton Global Smaller Companies Fund, Inc. Class I shares, 550,000,000 shares as Templeton Global Smaller Companies Fund, Inc. Class II shares, and 200,000,000 shares as Templeton Global Smaller Companies Fund, Inc. Advisor Class shares. The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the three classes of shares, as set forth in the Articles of Incorporation of the Corporation as
heretofore  amended  and  supplemented,   are  not  changed  by  these  Articles
Supplementary.

                  THIRD: The shares of Common Stock of the Corporation authorized and classified pursuant to Articles First and Second of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The total number of shares of Common Stock of the various classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         FOURTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividend, qualifications and terms and conditions of redemption of the three classes of shares shall be as set forth in the Corporation's charter and shall be subject to all provisions of the charter relating to shares of the Corporation generally, including those set forth as follows:

         (a) The assets of each class shall be invested in the same investment portfolio of such class of the Corporation.

         (b) The dividends and distributions of investment income and capital gains with respect to each class of shares shall be in such amounts as may be declared from time to time by the Board of Directors, and the dividends and distributions of each class of shares may vary from the dividends and distributions of the other classes of shares to reflect differing allocations of the expenses of each class and any resultant differences between the net asset value per share of each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities among the classes shall be determined by the Board of Directors in a manner it deems appropriate.

         (c) Class I shares (including fractional shares) may be subject to an initial sales charge and service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Class I shares (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Corporation's hen-current registration statement on Form N-1A pursuant to the Securities Act of 1933 and the 1940 Act (the "Registration Statement") and determined in accordance with the applicable provisions of the 1940 Act and the rules and the regulations of the NASD.

         (d) Class II shares (including fractional shares) may be subject to an initial sales charge and service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Class II shares (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Registration Statement, and determined in accordance with the applicable provisions of the 1940 Act and the rules and regulations of the NASD.

         (e) Advisor Class shares (including fractional shares) may be subject to an initial sales charge and service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Advisor Class shares (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Registration Statement.

         (f) The holders of Class I, Class II and Advisor Class shares, as the case may be, shall have (i) exclusive voting rights with respect to provisions of any service plan or service and distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the 1940 Act (a "Plan") applicable to the respective class and (ii) no voting rights with respect to the provisions of any Plan applicable to another class of shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class of shares.

         (g) Class II shares (including fractional shares) may be subject to automatic conversion into Class I shares pursuant to the terms of the issuance of such shares as described in the Registration Statement.


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                  IN WITNESS WHEREOF, Templeton Global Smaller Companies Fund,
Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date:    December 27, 1996

                  TEMPLETON GLOBAL SMALLER COMPANIES FUND, INC.

[CORPORATE SEAL]

                                    By: /s/HARMON E. BURNS
                                           Harmon E. Burns
                                           Vice President



ATTEST:  /s/JEFFREY L. STEELE
            Jeffrey L. Steele
            Assistant Secretary